Press Release                               ALFACELL CORPORATION (NASDAQ - ACEL)


Alfacell Corporation Files for U.S. Orphan Drug Designation for ONCONASE(R)

Company Release - 12/21/2006 10:39

BLOOMFIELD, N.J.--(BUSINESS WIRE)--

Alfacell Corporation (Nasdaq: ACEL), a biopharmaceutical company focused on the discovery, development and commercialization of novel ribonuclease therapeutics for cancer, today announced it has filed an application with the U.S. Food and Drug Administration (FDA) to obtain orphan designation for its lead drug candidate ONCONASE(R) (ranpirnase) for the treatment of patients with unresectable malignant mesothelioma (UMM). ONCONASE is currently being evaluated in a confirmatory Phase IIIb clinical trial in UMM.

The FDA orphan drug designation provides incentives to pharmaceutical and biotechnology companies to develop drugs for the treatment of diseases affecting fewer than 200,000 people in the United States. Unresectable malignant mesothelioma qualifies under this requirement, as about 4,000 new cases are reported in the U.S. each year.

If granted, orphan drug status will entitle ONCONASE to seven years of marketing exclusivity for the UMM indication after FDA approval. Other key benefits which Alfacell would be eligible for upon approval of the orphan drug application include protocol assistance by FDA in the preparation of a dossier that will meet regulatory requirements, tax credits, grant funding for research and development, and reduced filing fees for the marketing application.

Kuslima Shogen, Chief Executive Officer of Alfacell, said, "Orphan drug designation is an important tool for companies like Alfacell that are developing drugs for rare and emerging diseases. This is why we pursued and were granted orphan designation for ONCONASE for the mesothelioma indication in Europe and Australia. As such, we believe we are well-positioned with FDA for review of our application."

Shogen added, "With the U.S. orphan drug application filed and over 385 patients enrolled in the pivotal UMM study, we are continuing to make progress on the critical path leading to the anticipated completion of the NDA submission for ONCONASE, pending positive data, in mid-2007."

About ONCONASE(R)

ONCONASE is a first-in-class therapeutic from Alfacell's proprietary ribonuclease (RNase) technology platform. ONCONASE has been shown in vitro and in vivo to target tumor cells while sparing normal cells. ONCONASE is internalized by endocytosis and released into the cytosol of the cancerous cell, where it selectively degrades tRNA beyond repair. In doing so, ONCONASE inhibits protein synthesis, stops cell cycle proliferation, and induces apoptosis (programmed cell death).

In addition to the ongoing confirmatory Phase IIIb registration study in malignant mesothelioma, the company is also conducting an ONCONASE Phase I / II trial in Non-Small Cell Lung Cancer (NSCLC) and solid tumors.

About Alfacell Corporation

Alfacell Corporation is a biopharmaceutical company focused on the discovery, development and commercialization of novel therapeutics for cancer and other life-threatening diseases, using its proprietary ribonuclease (RNase) technology platform. For more information, please visit http://www.alfacell.com.

Safe Harbor

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect" or similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, uncertainties involved in transitioning from concept to product, uncertainties involving the ability of the Company to finance research and development activities, potential challenges to or violations of patents, uncertainties regarding the outcome of clinical trials, the Company's ability to secure necessary approvals from regulatory agencies, dependence upon third-party vendors, and other risks discussed in the Company's periodic filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statement for revisions or changes after the date of this release.

Source: Alfacell Corporation

Contact: Media Contact:
Feinstein Kean Healthcare
Courtney Harris, 617-577-8110
courtney.harris@fkhealth.com
or
Investor Contact:
TS Communications Group
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alfacell@biotechirpr.com